Exhibit 10.1

NATURAL RESOURCE PARTNERS L.P.
2016 CASH LONG-TERM INCENTIVE PLAN

1.Purpose. The Natural Resource Partners L.P. Cash Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of GP Natural Resource Partners LLC (the “Company”) to promote the interests of Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), to be effective on February 26, 2016. The Plan is intended to provide for the issuance of long term cash awards to employees and directors of the Company or its Affiliates.

2.Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:
“Administrator” means the Board.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Board” means the Board of Directors of the Company.
“Effective Date” means February 26, 2016.
3.Awards. The Administrator may grant awards under this Plan to employees and directors of the Company or its Affiliates. All awards will be denominated in and settled in cash. Awards will vest and be settled pursuant to the terms and conditions determined by the Administrator, which conditions may include continued service, the achievement of individual performance goals, performance goals related to the Company, the Partnership, the Affiliates of either or any division or department of the Company, the Partnership or any of their Affiliates or any combination thereof.

4.Administration of the Plan. The Plan shall be administered by the Administrator. The Administrator shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to, the full power and authority (a) to interpret the terms of this Plan, (b) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Administrator, (c) to accelerate the vesting of any award and (d) delegate any of its authorities, duties or responsibilities under the Plan to a committee of the Board or any officer or employee of the Company. Each action of the Administrator shall be binding on all persons who receive awards under the Plan or otherwise benefit under awards granted pursuant to the Plan.

5.Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from any person in lieu of withholding) the amount of any withholding or other tax due with respect to the Company with respect to any amount payable under any award granted pursuant to this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

6.Rights of Participants. Nothing in this Plan or in any award agreement shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any person’s service relationship at any time (with or without cause), nor confer upon any person any right to continue in the service of the Company or any of its Affiliates for any period of time or to continue such person’s present (or any other) rate of compensation. No person shall have a right to be selected as a recipient of an award or, having been so selected, to be selected again as a recipient. There is no obligation for uniformity of treatment of recipients of awards under this Plan.

7.Amendment, Suspension, and Termination of Plan. The Administrator may suspend or terminate the Plan or any portion thereof at any time and may amend the Plan or any award granted pursuant to the Plan from time to time in such respects as the Administrator may deem advisable; provided that no such amendment, suspension, or termination shall materially impair the rights of recipients of awards previously granted without the consent of the holders affected thereby, except to the extent provided for in any award agreement.

8.Award Agreements. In the event of any inconsistency or conflict between any of the provisions of this Plan and any of the provisions of any award agreement, such provisions of such award agreement shall control.

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